UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2024

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 465-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2024, The Boeing Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the representatives (the “Representatives”) of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 112,500,000 shares of common stock, par value $5.00 per share (the “Common Stock”) of the Company (such offering, the “Common Stock Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 16,875,000 shares of Common Stock. On October 29, 2024, the Underwriters exercised this option in full. The terms and conditions of the Underwriting Agreement are available in the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

The Common Stock Offering was upsized from the previously announced offering size of 90,000,000 shares of Common Stock, and closed on October 30, 2024. A validity opinion issued by the Company’s counsel with respect to the Common Stock sold in the Common Stock Offering is filed as Exhibit 5.1 hereto.

The Common Stock Offering was made pursuant to a shelf registration statement on Form S-3 initially filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2024 (Registration No. 333-282628), a base prospectus, dated October 22, 2024, included as part of the registration statement and a prospectus supplement, dated October 28, 2024 and filed with the SEC on October 29, 2024.

Item 7.01.	Regulation FD Disclosure.

Copies of the Company’s press releases related to the announcements set forth under Item 1.01 are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 30, 2024, the Company provided notice of the termination of all commitments under the $10.0 billion supplemental credit agreement (the “Credit Agreement”) with BofA Securities, Inc. (“BofA”), Citibank, N.A. (“Citibank”), Goldman Sachs Lending Partners LLC (“Goldman”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as joint lead arrangers and joint book managers, Citibank as administrative agent and BofA, Goldman and JPMorgan as co-syndication agents, and a syndicate of lenders as defined in the Credit Agreement. Pursuant to the terms of the Credit Agreement, as a result of the closing of the Common Stock Offering, no amounts remained available to be borrowed under the Credit Agreement as of October 30, 2024.

The Company’s three-year revolving credit agreement, dated as of August 25, 2022, which consists of $3.0 billion of total commitments, the Company’s five-year revolving credit agreement, dated as of August 24, 2023, which consists of $3.0 billion of total commitments and the Company’s five-year revolving credit agreement, dated as of May 15, 2024, which consists of $4.0 billion of total commitments, each remain in effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 28, 2024, among The Boeing Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several purchasers with respect to the Common Stock Offering

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

99.1	Press Release issued by The Boeing Company dated October 28, 2024

99.2	Press Release issued by The Boeing Company dated October 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
(Registrant)

October 30, 2024	/s/ John C. Demers
(Date)	John C. Demers

Vice President, Assistant General Counsel and Corporate Secretary